As filed with the Securities and Exchange Commission on November 12, 2021

Registration Statement No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Wyoming	5812	81-4744185
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

405 Main Avenue West

Suite 2D

West Fargo, ND 58078

Phone: (701) 277-0080

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kenneth Brimmer, Chief Operating Officer

405 Main Avenue West

Suite 2D

West Fargo, ND 58078

Phone: (701) 277-0080

Email: kbrimmer@itsburgertime.com

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

William P. Ruffa, Esq.	Mitchell S. Nussbaum, Esq.
Ruffa & Ruffa, P.C.	David J. Levine, Esq.
Phone: (646) 831-0320	Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Phone: (212) 407-4000

Approximate date of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-250957

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee(3)
Units	$2,348,000	$217.66
Common Stock, par value $0.002, included in the Units	—	—
Warrants to Purchase Common Stock included in the Units	—	—
Common Stock underlying the Warrants included in the Units	$2,582,800	$239.43
Representative Warrants to purchase Common Stock	—	—
Common Stock underlying the Representative Warrants to purchase Common Stock	$206,624	$19.15
Total	$5,137,424	$476.24

________

(1)

Represents only the additional securities being registered, including securities issuable upon the exercise of the underwriters’ option to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-250957).

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)

The Registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $25,687,120 on a Registration Statement on Form S-1, as amended (File No. 333-250957), which was declared effective by the Securities and Exchange Commission on November 12, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $5,137,424 are hereby registered, which includes securities issuable upon the exercise of the underwriters’ option to cover over-allotments, if any.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

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EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

BT Brands, Inc. (the “Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1 (File No. 333-250957) (the “Prior Registration Statement”), which the Registrant filed with the Commission on November 25, 2020, and which the Commission declared effective on November 12, 2021.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate offering price of securities offered by the Registrant by $5,137,424, which includes securities subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock and/or warrants to purchase common stock to cover over-allotments, if any. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index below and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Ruffa & Ruffa, P.C.

23.1	Consent of Boulay PLLP, independent registered public accounting firm.

23.2	Consent of Ruffa & Ruffa, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of the Registration Statement on Form S-1 (File No. 333-250957) filed on November 25, 2020).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the City of Minneapolis, Minnesota on the 12th day of November 2021.

BT BRANDS, INC.

By:	/s/ Gary Copperud
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

	Signature	Capacity	Date

By:	/s/ Gary Copperud	Chief Executive Officer and Director (Principal Executive Officer)	November 12, 2021

By:	/s/ Kenneth Brimmer	Chief Operating Officer, Chief Financial Officer, and Chairman (Principal Financial and Accounting Officer)	November 12, 2021

By:	/s/ Jeffrey A. Zinnecker	Director	November 12, 2021

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